Exhibit 99C

THE VALSPAR PROFIT SHARING
RETIREMENT PLAN

FINANCIAL STATEMENTS FOR THE YEARS ENDED
OCTOBER 31, 1997 AND OCTOBER 25, 1996,
SUPPLEMENTAL SCHEDULES FOR THE YEAR
ENDED OCTOBER 31, 1997, AND
INDEPENDENT AUDITORS' REPORT

THE VALSPAR PROFIT SHARING RETIREMENT PLAN

TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                            PAGE

INDEPENDENT AUDITORS' REPORT                                                 1

FINANCIAL STATEMENTS:
    Statements of Net Assets Available for Benefits                          2
    Statements of Changes in Net Assets Available for Benefits               3
    Notes to Financial Statements                                            4

SUPPLEMENTAL SCHEDULES:
    Item 27a - Schedule of Assets Held for Investment Purposes               11
    Item 27d - Schedule of Reportable Transactions                           12

[DELOITTE & TOUCHE LLP LETTERHEAD]

INDEPENDENT AUDITORS' REPORT

The Valspar Profit Sharing Retirement
   Plan Administrative Committee

We have audited the accompanying statements of net assets available for benefits of The Valspar Profit Sharing Retirement Plan (the Plan) as of October 31, 1997 and October 25, 1996 and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at October 31, 1997 and October 25, 1996 and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplementary schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Deloitte & Touche LLP

January 6, 1998

THE VALSPAR PROFIT SHARING RETIREMENT PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
OCTOBER 31, 1997 AND OCTOBER 25, 1996
--------------------------------------------------------------------------------

                                                              1997              1996
ASSETS:
 Investments in Master Trusts (Note 3):
  Interest in Positive Return Fund Master Trust         $   9,622,345     $ 11,638,276
  Interest in Equity Fund Master Trust                     87,342,513       66,457,157
  Interest in Principal Protection Fund Master Trust       16,924,239       17,851,606
  The Valspar Corporation Common Stock                     36,257,712       24,920,720
  McWhorter Technologies, Incorporated
    Common Stock (Note 6)                                   1,660,370        1,425,674
  Interest in collective funds                                401,177          203,710
  Cash                                                          6,144
                                                        -------------     ------------
         Total investments                                152,214,500      122,497,143

 Receivables:
  Employer's contributions                                  5,828,966        5,166,579
  Employees' contributions                                    279,965          170,494
                                                        -------------     ------------
         Total receivables                                  6,108,931        5,337,073
                                                        -------------     ------------
         Total assets                                     158,323,431      127,834,216

LIABILITIES -
 Net amount payable for settlements pending                   (33,964)
                                                        -------------     ------------

NET ASSETS AVAILABLE FOR BENEFITS                       $ 158,289,467     $127,834,216
                                                        =============     ============

See notes to financial statements.

THE VALSPAR PROFIT SHARING RETIREMENT PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEARS ENDED OCTOBER 31, 1997 AND OCTOBER 25, 1996
--------------------------------------------------------------------------------

                                                                         1997            1996
ADDITIONS TO NET ASSETS ATTRIBUTED TO:
    Employer contributions                                          $  5,828,966    $  5,166,579
    Employee contributions                                             3,800,481       2,493,197
    Net investment gain - Positive Return Fund Master Trust              709,349       2,432,216
    Net investment gain - Equity Fund Master Trust                    21,634,495      10,828,698
    Net investment gain - Principal Protection Fund Master Trust       1,669,923       1,519,628
    Net investment gain - Collective Trust Funds                          32,530           2,036
    The Valspar Corporation Common Stock:
       Net investment gain                                             5,143,438       4,938,614
       Dividends                                                         413,103         320,941
    McWhorter Technologies, Incorporated Common Stock -
       Net investment gain                                               455,535         336,250
                                                                    ------------    ------------
                                                                      39,687,820      28,038,159

DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO -
    Benefit payments                                                  10,360,267       8,476,111

TRANSFER FROM SUNBELT/SUREGUARD, INC. -
    401(k) PLANS (Note 7)                                              1,127,698
                                                                    ------------    ------------

NET INCREASE                                                          30,455,251      19,562,048

NET ASSETS AVAILABLE FOR BENEFITS AT
    BEGINNING OF YEAR                                                127,834,216     108,272,168
                                                                    ------------    ------------

NET ASSETS AVAILABLE FOR BENEFITS AT
    END OF YEAR                                                     $158,289,467    $127,834,216
                                                                    ============    ============


See notes to financial statements.

THE VALSPAR PROFIT SHARING RETIREMENT PLAN

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED OCTOBER 31, 1997 AND OCTOBER 25, 1996
--------------------------------------------------------------------------------

1.     SIGNIFICANT ACCOUNTING POLICIES

       The accounting records of the Valspar Profit Sharing Retirement Plan (the
       Plan) are maintained on an accrual basis.

       Investments are stated at current fair value as determined by Norwest Bank Minnesota, N.A. (the Trustee), which holds the various investments. The Trustee values securities that are traded on a national exchange at the last reported sales price on the last business day of the year; investments traded in the over-the-counter market and listed securities for which no sales were reported on that date are valued at the average of the last reported bid and ask prices. Net investment gain includes interest, dividends, net gain (loss) on sale of assets and unrealized asset appreciation (depreciation), less investment advisory and management fees.

       Approved benefits payable representing the unpaid vested interest of participants who have withdrawn from the Plan were $703,573 and $461,702 at October 31, 1997 and October 25, 1996, respectively.

2.     DESCRIPTION OF THE PLAN

       The Plan is a defined contribution plan which covers substantially all employees of The Valspar Corporation (the Company) who are not participants in a defined benefit retirement plan sponsored by the Company. The Plan provides for retirement and termination benefits. The Company has agreed to contribute voluntarily such amounts as determined in accordance with the provisions of the Plan. The Company has the right under the Plan to terminate the Plan and discontinue such contributions at any anniversary date. In the event of the termination of the Plan, the assets of the Plan are to be set aside for the exclusive benefit of the participants or their beneficiaries.

       Contributions up to a maximum of 10% of the participants' eligible wages may be made as defined by the Plan. Contributions are comprised of both employee 401(k) contributions and Company contributions. Company contributions to the Plan are based on the Company's return on assets for the fiscal year ending coincident with the plan year. Employee contributions vest immediately, and Company contributions vest after five years of service.

       Forfeitures resulting from the termination of plan participants less than 100% vested reduce the Company's contribution in the year of forfeiture. Total forfeitures were $196,594 and $142,458 in 1997 and 1996, respectively.

3.     INVESTMENTS

       Participants in the Plan have four investment options: the Principal Protection Fund, Bond Fund, Equity Fund, and Valspar Common Stock Fund. Effective November 1, 1996, the Bond Fund was renamed the Positive Return Fund. The Collective Trusts and McWhorter Common Stock Fund are not available as current investment options (see Note 6). Participants may change their investment elections quarterly and may allocate their account balance among one or more of the options in increments of 5%.

       The change in net assets available for benefits by investment option for the year ended October 31, 1997 is as follows:


                                                                Investment Options
                            -------------------------------------------------------------------------------------------
                                                                      Valspar     McWhorter
                             Positive                  Principal      Common       Common      Collective
                              Return      Equity      Protection       Stock        Stock        Trusts/
                               Fund        Fund          Fund          Fund         Fund          Other         Total
  Additions to net
   assets attributed to:
   Employer con-
    tributions              $  464,568  $ 2,759,163  $   606,870   $ 1,998,365                              $ 5,828,966
   Employee con-
    tributions                 350,030    1,666,864      332,205     1,451,382                                3,800,481
   Net investment
    gain - Positive
    Return Fund                709,349                                                                          709,349
   Net investment
    gain - Equity
    Fund                                 21,634,495                                                          21,634,495
   Net investment
    gain - Principal
    Protection Fund                                    1,669,923                                              1,669,923
   Net investment
    gain - Collective
    Trust Funds                                                                                $   32,530        32,530
   Valspar Corporation
    Common
    Stock:
   Net investment
    gains                                                            5,143,438                                5,143,438
   Dividends                                                           413,103                                  413,103
  McWhorter Tech-
   nologies, Incor-
   porated Common
   Stock -
    Net investment gain                                                          $   455,535                    455,535
                            ----------  -----------  -----------   -----------   -----------   ----------   -----------
                             1,523,947   26,060,522    2,608,998     9,006,288       455,535       32,530    39,687,820

  Deductions from net
    assets attributed
    to -
   Benefit payments            914,930    4,102,671    3,597,843     1,627,348       117,475                 10,360,267

  Transfer from Sunbelt/
   Sureguard, Inc.
   401(k) Plans                103,333      427,861       71,174       525,330                                1,127,698
                            ----------  -----------  -----------   -----------   -----------   ----------   -----------

  Net increase (decrease)
   prior to interfund
   transfers                   712,350   22,385,712     (917,671)    7,904,270       338,060       32,530    30,455,251

  Interfund transfers       (2,812,753)  (1,233,395)     (81,693)    4,094,088      (103,364)     137,117
                            ----------  -----------  -----------   -----------   -----------   ----------   -----------

  Net (decrease) increase  $(2,100,403) $21,152,317  $  (999,364)  $11,998,358    $  234,696   $  169,647   $30,455,251
                            ==========  ===========  ===========   ===========   ===========   ==========   ===========


       The change in net assets available for benefits by investment option for the year ended October 25, 1996 is as follows:

                                                                Investment Options
                            -------------------------------------------------------------------------------------------
                                                                      Valspar     McWhorter
                                                       Principal      Common       Common
                               Bond       Equity      Protection       Stock        Stock      Collective
                               Fund        Fund          Fund          Fund         Fund         Trusts         Total
  Additions to net
   assets attributed to:
   Employer con-
    tributions              $  553,999  $ 2,538,385  $   683,914   $ 1,390,281                              $ 5,166,579
   Employee con-
    tributions                 280,861    1,139,431      356,576       716,329                                2,493,197
   Net investment
    gain - Positive
    Return Fund              2,432,216                                                                        2,432,216
   Net investment
    gain - Equity
    Fund                                 10,828,698                                                          10,828,698
   Net investment
    gain - Principal
    Protection Fund                                    1,519,628                                              1,519,628
   Net investment
    gain - Collective
    Trust Funds                                                                                $    2,036         2,036
   Valspar Corporation
     Common
     Stock:
    Net investment
     gains                                                           4,938,614                                4,938,614
    Dividends                                                          320,941                                  320,941
    McWhorter Tech-
      nologies, Incor-
      porated Com-
      mon Stock -
    Net investment gain                                                          $   336,250                     336,250
                            ----------  -----------  -----------   -----------   -----------   ----------   -----------
                             3,267,076   14,506,514    2,560,118     7,366,165       336,250        2,036    28,038,159

  Deductions from net
    assets attributed
    to -
   Benefit payments          1,975,260    2,657,789    2,412,190     1,149,425        75,335      206,112     8,476,111
                            ----------  -----------  -----------   -----------   -----------   ----------   -----------

  Net increase (decrease)
   prior to interfund
   transfers                 1,291,816   11,848,725      147,928     6,216,740       260,915     (204,076)   19,562,048

  Interfund transfers         (882,033)   2,309,792   (1,019,452)     (113,890)     (208,371)     (86,046)
                            ----------  -----------  -----------   -----------   -----------   ----------   -----------

  Net increase (decrease)   $  409,783  $14,158,517  $  (871,524)  $ 6,102,850   $    52,544   $ (290,122)  $19,562,048
                            ==========  ===========  ===========   ===========   ===========   ==========   ===========


       As of October 31, 1997, the assets in the Equity Fund, the Positive Return Fund, and the Principal Protection Fund are maintained in three master trusts: the Equity Fund Master Trust, the Positive Return Fund Master Trust, and the Principal Protection Fund Master Trust, respectively. The master trusts hold assets for the Plan, Employee Pension Plans, and the Valspar Stock Ownership Plans. The Plan's ownership interest in the Equity Fund Master Trust, Positive Return Fund Master Trust, and Principal Protection Fund Master Trust was 85.6%, 70.0%, and 99.4%, respectively, on October 31, 1997 and 86%, 75.1%, and 99.1%, respectively, on October 25, 1996.

       Investments of the Master Trusts are determined on a unit value basis as determined by Norwest Bank Minnesota, N.A., Trustee.

       The fair values of investments of the Master Trusts in which the Plan invests are as follows:


                                                                   October 31,        October 25,
                                                                      1997               1996
       Positive Return Fund Master Trust:
          Cash and short-term investment fund                    $       612,152   $      1,112,852
          United States Government securities                         10,752,879         10,824,650
          Municipal securities and foreign debt securities
          Corporate bonds and debentures                               2,285,080          3,305,334
          Net amount payable for settlements pending                    (114,492)
          Accrued income                                                 201,726            251,698
                                                                 ---------------   ----------------
                                                                 $    13,737,345   $     15,494,534
                                                                 ===============   ================

       Equity Fund Master Trust:
          Cash and short-term investment fund                    $     2,567,184   $      1,035,264
          Common stock                                                69,382,870         53,435,803
          Collective equity fund                                      30,078,881         22,896,653
          Net amount payable for settlements pending                     (22,479)          (116,051)
          Accrued income                                                  39,852             34,027
                                                                 ---------------   ----------------
                                                                 $   102,046,308   $     77,285,696
                                                                 ===============   ================

       Principal Protection Fund Master Trust:
          Collective trust funds                                 $    16,765,637   $     17,749,512
          Net amount receivable for settlements pending                  266,457            259,674
                                                                 ---------------   ----------------
                                                                 $    17,032,094   $     18,009,186
                                                                 ===============   ================


       The net investment gain of the Master Trusts for the years ended are as follows:


                                                             October 31,       October 25,
                                                                1997              1996
       Positive Return Fund Master Trust:
          Interest                                         $      878,835     $      800,823
          Net (loss) gain on sale of assets                       (18,404)           229,135
          Unrealized asset appreciation (depreciation)            114,610            (52,187)
          Investment advisory and management fees                 (50,956)           (44,559)
                                                           --------------     --------------
                                                           $      924,085     $      933,212
                                                           ==============     ==============

       Equity Fund Master Trust:
          Interest                                         $      176,630     $      153,760
          Dividends                                             3,790,840          2,273,064
          Net gain on sale of assets                           14,203,278          6,927,900
          Unrealized asset appreciation                         8,310,238          2,854,755
          Investment advisory and management fees                (415,148)          (381,810)
                                                           --------------     --------------
                                                           $   26,065,838     $   11,827,669
                                                           ==============     ==============

       Principal Protection Fund Master Trust:
          Interest                                                            $        1,500
          Unrealized asset appreciation                    $      674,706            941,565
          Net gain on sale of assets                              444,167            204,360
          Investment advisory and management fees                 (61,771)           (89,855)
                                                           --------------     --------------
                                                           $    1,057,102     $    1,057,570
                                                           ==============     ==============


4.     TRANSACTIONS WITH PARTIES-IN-INTEREST

       Fees paid during the year for trustee, recordkeeping, and other services rendered by parties-in-interest are paid directly by the plan sponsor.

5.     INCOME TAX STATUS

       In the Plan's latest determination letter, obtained on August 30, 1996, the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The plan administrator and the Plan's tax counsel believe that the Plan is currently designed and operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

6.     McWHORTER TECHNOLOGIES, INCORPORATED TRANSACTION

       On April 29, 1994, Valspar stockholders of record as of April 15, 1994 (including plan participants with a portion of their account balance invested in Valspar stock as of that date) received a stock dividend of one share of McWhorter Technologies, Inc. common stock for every two shares of Valspar Corporation common stock held.

       The common stock of McWhorter Technologies, Inc. is not a current investment option of the Plan, and plan participants may not increase the allocation of their account balance to McWhorter stock. Participants may make a one-time election to liquidate all of their shares of common stock of McWhorter Technologies, Inc. Proceeds from liquidation will be reinvested in the participants' accounts based on their current election options.

7.     PLAN MERGER (TRANSFER IN)

       Effective July 1, 1997, both the Sunbelt Coatings, Inc. and Sureguard, Inc. 401(k) Plans were merged into the Plan. Net assets of $1,127,698 were transferred to the Plan on July 30, 1997.

SUPPLEMENTAL SCHEDULES

THE VALSPAR PROFIT SHARING RETIREMENT PLAN

ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
OCTOBER 31,1997
--------------------------------------------------------------------------------

                                         DESCRIPTION OF INVESTMENT
                                         INCLUDING MATURITY DATE,
      IDENTITY OF ISSUE, BORROWER,           RATE OF INTEREST,                          CURRENT
        LESSOR, OR SIMILAR PARTY          PAR, OR MATURITY VALUE      COST               VALUE
Common stock:
    (*) The Valspar Corporation               1,229,075 shares    $  24,116,809    $    36,257,712
    (*) McWhorter Technologies,
          Incorporated                           64,323 shares          929,085          1,660,370

Interest in Collective Trust Funds:
    (*) Norwest Short-term Investment
          Fund                                   398,828 units          399,828            399,828
    Accrued income                                                        1,349              1,349

Interest in Master Trust Funds:
    (*) Norwest Bank Minnesota, N.A.
    Equity Fund Master Trust                   4,275,035 units       45,583,787         87,342,513
    Positive Return Fund Master Trust            751,003 units        8,634,694          9,622,345
    Principal Protection Fund
       Master Trust                            1,088,088 units       12,345,188         16,924,239
Cash                                                                      6,144              6,144
                                                                  -------------    ---------------
                                                                  $  92,016,884    $   152,214,500
                                                                  =============    ===============


(*) Known to be a party-in-interest.

THE VALSPAR PROFIT SHARING RETIREMENT PLAN

ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
YEAR ENDED OCTOBER 31, 1997
--------------------------------------------------------------------------------

                                                                                                      REALIZED
                                                                                                      GAIN OR
 IDENTITY OF           DESCRIPTION OF                                PURCHASE/        COST OF          (LOSS)
PARTY INVOLVED       ASSET/TRANSACTION                              SALE PRICE         ASSET           ON SALE

Norwest              Norwest Short-term Investment Fund           $   13,074,478    $  13,074,478
                        Purchased 13,074,478 shares in
                        136 transactions

Norwest              Norwest Short-term Investment Fund               12,876,282       12,876,282
                        Sold 12,876,282 shares in 110 transactions

Norwest              The Valspar Corporation Common Stock              8,376,158        8,376,158
                        Purchased 212,695 shares in
                        37 transactions

Norwest              The Valspar Corporation Common Stock                529,893          329,416    $   200,477
                        Sold 16,847 shares in
                        2 transactions


Transactions are executed on behalf of the Plan by Norwest Bank Minnesota, N.A. Known to be a party-in-interest.